Exhibit 99.1

For Immediate Release	For Further Information
March 11, 2011	Contact David A. Bochnowski at 219-853-7575

NorthWest Indiana Bancorp Declares First Quarter Dividend

Munster, Indiana---The NorthWest Indiana Bancorp, the parent company for Peoples Bank, today announced that the Board of Directors of the Bancorp declared a dividend of $0.15 per share payable on April 4, 2011 with a record date of March 28, 2011.

The NorthWest Indiana Bancorp’s common stock is traded on the OTC Bulletin Board under NWIN.   The Bancorp’s subsidiary, Peoples Bank, has offices in Crown Point, Dyer, East Chicago, Gary, Hammond, Hobart, Merrillville, Munster, St. John, Schererville and Valparaiso, Indiana.  The Bank’s website, www.ibankpeoples.com, provides information on the Bank’s products, services and investor relations.

“Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this release.  A variety of factors could cause the Bancorp’s actual results to differ from those expected at the time of this release.  These include, but are not limited to, changes in economic conditions in the Bancorp’s market area, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the Bancorp’s market area, economic conditions resulting from the current turmoil in the financial services industry, including depressed demand in the housing market, competition and other risks set forth in the Bancorp’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010.  Readers are urged to carefully review and consider the various disclosures made by the Bancorp in its periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Bancorp undertakes no obligation to update them in light of new information or future events.